Exhibit 99.1

March 8, 2013

Employment

Q:	What will happen to current WMS open positions?

A:	WMS management has approved our current open positions, which will be filled as appropriate by the most qualified candidates. We will continue to follow our current process.

Q:	May we apply for an open position with Scientific Games prior to the acquisition closing date?

A:	Yes, you may apply for any posted position with Scientific Games in advance of the acquisition. Please keep in mind that employment at Scientific Games prior to the closing date will not be considered an internal transfer and we cannot guarantee any bridge of service, or that any credit will be given for your time as a WMS employee.

Q:	Does this announcement change in any way a non-compete obligation that an employee may have to WMS?

A:	No. If you have executed a non-competition agreement with WMS, it will remain in effect before and after the closing in accordance with its terms.

Benefits and Compensation

Q:	Do we expect any changes to our PTO, since the merger will occur in the middle of our annual PTO calendar? Will there be any affect to our flexible spending plans – health or dependent care?

A:	The merger will not affect your annual allotment of PTO for the 2013 calendar year. Similarly, the merger will not affect your flexible spending health or dependent care accounts for the 2013 calendar year.

Q:	Will the merger affect our bonus?

A:	The merger should not affect our FY13 WMS Discretionary Cash Bonus Plan. Our bonus plan remains in effect, and plan details are available here.

Scientific Games

Q:	What is Scientific Games?

A:	Scientific Games Corporation (SGMS) is a global leader in providing customized solutions to lottery and gaming organizations worldwide.

•	Scientific Games is a leading innovator in the global lottery and regulated gaming industries. Beginning with the breakthrough technology that launched the world’s very first secure instant lottery game in 1974, the company has continued to advance the games, technology, programs, marketing research and security that have been a driving force behind the success of more than 300 customers on six continents over the last 40 years.

•	The world’s top-performing lotteries and gaming organizations partner with Scientific Games for game content, technology, customized programs and managed services that engage today’s players in new and exciting ways, provide solutions for both traditional and interactive channels – and ultimately, increase revenues.

•	Through the knowledge and experience of over 3,500 employees, Scientific Games serves customers from advanced-technology manufacturing and operational facilities in North America, South America, Europe and Asia, with additional facilities located throughout the U.S. and around the world based on customer requirements.

•	Scientific Games is the industry’s only full-service provider offering diverse products, technology and services that can be customized to meet the unique requirements of virtually any lottery or gaming jurisdiction, including:

•	Instant, Interactive & Draw Games

•	Instant Game Product Management

•	Lottery Systems

•	Retail Technology

•	Video Gaming Systems

•	Gaming Terminals & Gaming Terminal Content

•	Lottery & Gaming Operations Management

•	Marketing Research & Analytics

•	Licensed Properties

•	Loyalty & Rewards Programs

•	Internet, Mobile & Social Gaming

Q:	Where is their R&D and engineering located?

A:	Scientific Games has Lottery and Gaming R&D professionals in various locations around the world, including Alpharetta, GA; London and Manchester, U.K.; Vienna, Austria; Budapest, Hungary; and Keflavik, Iceland.

Q:	Is SGMS on a calendar or fiscal year?

A:	SGMS is on a calendar year.

The Transaction

Q:	Being a WMS shareholder, can the various offers to purchase WMS from outside investors/ companies be made public?

A:	In accordance with securities laws, we have provided our stockholders with a description of the process that led to the approval of the merger agreement in our preliminary proxy statement, which was recently filed and is publicly available at www.sec.gov.

Litigation

Q:	I have seen in the news that some stockholders have filed suit regarding the merger.

A:	Complaints challenging the merger have been filed in various jurisdictions. We believe that the claims asserted against us in the lawsuits are without merit and plan to defend against them vigorously. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.